Exhibit 99.1

CardioVascular BioTherapeutics, Inc. Founders are Buying CVBT Stock in the Open Market

Las Vegas, Nevada, March 24, 2006 - CardioVascular BioTherapeutics, Inc. (CVBT.OB), announced today that the Company’s co-founders Daniel C. Montano, President, CEO and Chairman of the Board of Directors, and Dr. Thomas J. Stegmann, Member of the Board of Directors and Chief Clinical Officer, are buying shares of the Company’s publicly traded common stock in the open market.

Daniel C. Montano, CEO of the company, stated; “We believe in the future of the Company. What better way to demonstrate our belief than buying the Company’s common stock in the open market.”

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CardioVascular BioTherapeutics, Inc. (Stock symbol: CVBT.OB) is a biopharmaceutical company focused on developing a new drug for the treatment of cardiovascular diseases where the growth of new blood vessels can improve the outcome for patients with these diseases. The active ingredient in its drug candidates, Cardio Vascu-GrowTM, is designed to facilitate the growth of new blood vessels in the heart and other tissues with an impaired vascular system.

This news release contains forward-looking statements that involve risks and uncertainties. Actual results and outcomes may differ materially from those discussed or anticipated. For example, statements regarding our future revenues, cash usage and our cash flow breakeven point are forward looking statements. Factors that might affect actual outcomes include, but are not limited to, FDA approval of Cardio Vascu-GrowTM, market acceptance of CardioVascular BioTherapeutics, Inc. products by our customers, future revenues, future expenses, future margins, cash usage, and financial performance. For a more detailed discussion of these and associated risks, see the company’s most recent documents filed with the Securities and Exchange Commission.

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Cardio Vascu-GrowTM is a trademark of CardioVascular BioTherapeutics, Inc.

SOURCE: CardioVascular BioTherapeutics, Inc.

CardioVascular BioTherapeutics, Inc.

Investor Relations

Phone: (702) 391-4999

investorrelations@cvbt.com

or

Investor Awareness, Inc.

Tony Schor, 847-945-2222

www.investorawareness.com